UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 4, 2026

THE WENDY’S COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-2207	38-0471180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Dave Thomas Boulevard, Dublin, Ohio		43017
(Address of principal executive offices)		(Zip Code)

(614) 764-3100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.10 par value	WEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On November 4, 2026, the Board of Directors (the “Board”) (excluding the directors affiliated with Trian Fund Management, L.P. (“Trian”)) of The Wendy’s Company (the “Company”) adopted a stockholder rights plan, as set forth in a Rights Agreement (the “Rights Agreement”), dated as of November 4, 2026, between the Company and Equiniti Trust Company, LLC, as rights agent (the “Rights Agent”), and authorized and declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, $0.10 par value per share, of the Company (the “Common Shares”) to stockholders of record at the close of business on November 16, 2026 (the “Record Date”). Except as set forth below, each Right, if it becomes exercisable, entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, $0.10 par value per share, of the Company (the “Preferred Shares”) at a purchase price of $37.00 per one one-thousandth of a Preferred Share (the “Purchase Price”), subject to adjustment as provided in the Rights Agreement. In addition, one Right will automatically attach to each Common Share that becomes outstanding between the Record Date and the earliest of the Distribution Date (as hereinafter defined), the redemption of the Rights or the expiration of the Rights. The complete terms of the Rights are set forth in the Rights Agreement.

The Board adopted the Rights Agreement in response to the unsolicited, non-binding proposal made on October 28, 2026 by Trian and Flynn Group LP, BlueFive Capital and Sixth Street Partners (together, the “Investor Group”), to acquire all of the Common Shares not currently owned by the Investor Group for $7.35 per Common Share. The Rights Agreement is intended to reduce the likelihood that any person or group gains actual or negative control of the Company without paying all stockholders an appropriate premium for that control, and to ensure that all stockholders receive fair and equal treatment in the event of any proposed takeover of the Company. It is also intended to afford the Board and the previously constituted committee of independent directors of the Board (the “Committee”) sufficient time and opportunity to make informed judgments and take actions that are in the best interests of the Company and its stockholders. The Rights Agreement applies equally to all current and future stockholders and is not intended to deter offers or preclude the Board from considering offers that are fair and otherwise in the best interest of the Company and its stockholders. In adopting the Rights Agreement, the Board also considered, among other things, that the Investor Group rejected an offer from the Company to enter into a customary standstill agreement.

Generally, the Rights Agreement works by imposing significant dilution upon any person or group that acquires fifteen percent (15%) or more of the Common Shares (including in economic exposure through certain derivatives contracts as described in the Rights Agreement) without the approval of the Board or the Committee (such person, an “Acquiring Person”). As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board.

The following description of the terms of the Rights Agreement (which includes as exhibits thereto the Form of Certificate of Designations and the Form of Right Certificate) does not purport to be complete and is qualified in its entirety by reference to the detailed terms and conditions set forth in the Rights Agreement, a copy of which is filed herewith as Exhibit 4.1 and incorporated herein by reference.

The Rights

Initially, the Rights will be evidenced by the certificates representing Common Shares then outstanding (or, in the case of Common Shares held in uncertificated form, by the transaction statement or other record of ownership of such Common Shares), and no separate Right Certificates (as defined below) will be distributed. Upon the occurrence of the Distribution Date, the Rights will separate from the Common Shares and, as soon as practicable thereafter, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights. The “Distribution Date” is the earlier of (i) the close of business on the 10th day after the first date of public announcement that any person has become an Acquiring Person (such date, the “Shares Acquisition Date”) (or, if the 10th day after the Shares Acquisition Date occurs before the Record Date, the close of business on the Record Date) and (ii) the close of business on the 10th day (or such later date as the Board shall determine, prior to such time as any person becomes an Acquiring Person) after the date that a tender or exchange offer by any person is first published, sent or given, if, upon consummation thereof, such person would become an Acquiring Person.

Until the earliest of the Distribution Date, the date that the Rights are redeemed by the Board and the date on which the Rights expire, (i) in the case of certificated Common Shares, the Rights associated with the Common Shares represented by any certificate will be evidenced by such certificate and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby, and (ii) in the case of Common Shares held in uncertificated form, the Rights associated with the Common Shares shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such shares and the transfer of any Common Share in the book-entry account system of the transfer agent for such shares shall also constitute the transfer of the Rights associated with such shares. Therefore, until the Distribution Date, the Rights may be transferred with and only with the underlying Common Shares of the Company. After that date, the Rights may be transferred only on the registry book of the Rights Agent. Any Rights held by an Acquiring Person will become null and void and may not be exercised.

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

“Grandfathering” of Existing Holders

The Rights Agreement also provides that any person who beneficially owned 15% or more of the Common Shares (including in economic exposure through certain derivatives contracts as described in the Rights Agreement) immediately prior to the first public announcement by the Company of the adoption of the Rights Agreement (each, a “Grandfathered Stockholder”) shall not be deemed to be an “Acquiring Person” for purposes of the Rights Agreement unless and until a Grandfathered Stockholder becomes the beneficial owner of additional Common Shares (including in economic exposure through certain derivatives contracts as described in the Rights Agreement) after the first public announcement by the Company of the adoption of the Rights Agreement unless, upon such acquisition of beneficial ownership of additional Common Shares, such person is not the beneficial owner of 15% or more of the Common Shares then outstanding. In addition, upon the first decrease of a Grandfathered Stockholder’s beneficial ownership below 15%, such Grandfathered Stockholder will no longer be deemed to be a Grandfathered Stockholder.

Exercisability

The Rights are not exercisable until the Distribution Date.

Flip In. In the event that any person or group becomes an Acquiring Person, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase Common Shares (or, in certain circumstances, a combination of Common Shares and Preferred Shares) with a then-current market value of twice the Purchase Price, based on the market value of the Common Shares.

Flip Over. In the event that, at any time after a person or group has become an Acquiring Person, (i) the Company or its subsidiaries are party to a merger with another company in which the Common Shares are converted into other securities, cash or property, or (ii) the Company sells or otherwise transfers 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to another company, all holders of Rights (not including the Rights of the Acquiring Person, which will have become null and void) may, for the Purchase Price, purchase shares of common stock of such other company with a then-current market value of twice the Purchase Price, based on the market price of such common stock prior to such merger or sale.

Expiration

The Rights will expire at the close of business on November 3, 2027, unless earlier redeemed or exchanged by the Company as described below.

Exchange

After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the outstanding Common Shares, the Board may extinguish the Rights by exchanging one Common Share (or, in certain circumstances, Preferred Shares or a combination of Common Shares and Preferred Shares) for each Right (not including the Rights of the Acquiring Person, which will have become null and void).

Anti-Dilution Provisions

The Board may adjust the Purchase Price, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, or a reclassification of the Preferred Shares or Common Shares. No adjustments to the Purchase Price of less than 1% will be made.

Preferred Share Provisions

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will entitle holders, in preference to the holders of Common Shares, to receive, when and if declared, quarterly dividends in an amount per share equal to the greater of (i) $0.10 and (ii) subject to adjustment, 1,000 times the aggregate per share dividend amount declared on the Common Shares. In the event of liquidation, the holders of the Preferred Shares will be entitled to a preferential liquidation payment equal to the greater of (x) $1,000 per Preferred Share (plus an amount equal to accrued and unpaid dividends and distributions thereon) and (y) an aggregate amount per Preferred Share subject to certain adjustments equal to 1,000 times the aggregate amount to be distributed per share to the holders of the Common Shares. Finally, in the event of any merger, consolidation or other transaction in which Common Shares are exchanged, each thousandth of a Preferred Share will be entitled to receive (subject to certain adjustments) the amount received per Common Share. These rights are protected by customary anti-dilution provisions.

No fractional Preferred Shares will be issued other than fractions which are integral multiples of one one-thousandth of a Preferred Share (which may, at the election of the Company, be evidenced by depositary receipts), but, in lieu thereof, an adjustment in cash will be made based on the closing price of the Preferred Shares on the last trading day prior to the date of exercise.

Redemption

The Board may, at its option, at any time prior to such time as any person or group becomes an Acquiring Person, cause the Company to redeem all but not less than all the then outstanding Rights at a redemption price of $0.001 per Right, subject to adjustment (the “Redemption Price”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendments

The Company may from time to time supplement or amend the Rights Agreement without the approval of any holders of Right Certificates in order to, among other things, make any provisions with respect to the Rights, the Rights Agreement or otherwise, which the Company may deem necessary or desirable; provided, however, that from and after such time as any person or group becomes an Acquiring Person, the Rights Agreement may not be amended in any manner which would adversely affect the interests of the holders of Rights.

ITEM 3.03.	MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In addition, at a meeting of the Board held on November 4, 2026, to which all non-employee directors of the Board were invited, and which was attended by a quorum of the Board, including members of the Board constituting a quorum of the Compensation and Human Capital Committee of the Board (the “CHC Committee”) and a quorum of the Performance Compensation Subcommittee of the CHC Committee, the Board, in consultation with the independent outside compensation consultant of the CHC Committee, approved amendments to the Company’s 2010 Omnibus Award Plan (as amended, the “2010 Plan”), the Company’s 2020 Omnibus Award Plan (as amended, the “2020 Plan” and, together with the 2010 Plan, the “Omnibus Plans”), outstanding equity-based awards granted under the 2020 Plan (including those held by the Company’s executive officers) and the Wendy’s International, LLC Executive Severance Pay Policy (as amended, the “Severance Policy”, and collectively, the “Amendments”).

The Amendments reflect the following changes:

•

update the definition of “Change in Control” under the Omnibus Plans to eliminate the exclusion for specified corporate transactions involving Nelson Peltz, Peter W. May or any person controlled by either of them;

•

provide that, in the event of a Change in Control, outstanding performance units will convert into a number of restricted stock units based on deemed achievement of applicable performance conditions at the following levels (i) for each performance goal other than relative total shareholder return, (A) actual performance for each period over which performance is measured under the applicable award agreement that is completed before the Change in Control and (B) for any period that has not been completed as of the Change in Control, the greater of actual performance through the date of the Change in Control and target performance, and (ii) for relative total shareholder return (whether as a performance goal or a performance modifier), actual performance through the date of the Change in Control (or, if earlier, the end of the applicable performance period) and, if such restricted stock units remain outstanding after a Change in Control and the holder thereof has a termination of employment by the Company without Cause or due to a resignation by the holder thereof with Good Reason (each, as defined in the 2020 Plan) prior to the end of applicable performance period, all such restricted stock units shall accelerate vesting in full;

•

provide that, for purposes of the 2020 Plan and the Severance Policy, the duration of the protection period following a Change in Control during which special vesting rules apply in the event of a termination of employment by the Company without Cause or a resignation with Good Reason, is 18 months; and

•

clarify that, for purposes of the 2020 Plan and the Severance Policy, a resignation of employment with Good Reason (as defined in the 2020 Plan) within 18 months following a Change in Control will be treated like a termination of employment by the Company without Cause for purposes of severance (including salary continuation and annual cash incentive payments and benefits) and treatment of equity-based awards.

The descriptions of the Amendments herein do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Amendments to the 2010 Plan, 2020 Plan, relevant award agreements and Severance Policy, as applicable, each of which is filed herewith and incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

In connection with the adoption of the Rights Agreement referenced in Item 1.01, the Board approved a Certificate of Designations of Series A Junior Participating Preferred Stock of the Company (the “Certificate of Designations”). The Certificate of Designations will be filed with the Secretary of State of the State of Delaware on November 5, 2026. The Certificate of Designations sets forth the rights, powers and preferences of the Preferred Shares.

The summary of the rights, powers and preferences of the Preferred Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. A copy of the Certificate of Designations is filed herewith as Exhibit 3.1 and incorporated herein by reference.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On November 5, 2026, the Company issued a press release (the “Rights Agreement Press Release”) announcing the adoption of the Rights Agreement and declaration of a dividend of the Rights and the Board’s rejection of an unsolicited, non-binding proposal from the Investor Group to acquire all of the outstanding Common Shares not currently owned by the Investor Group for $7.35 per share in cash. A copy of the Rights Agreement Press Release is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of The Wendy’s Company.

4.1	Rights Agreement, dated as of November 4, 2026, between The Wendy’s Company and Equiniti Trust Company, LLC, as Rights Agent.

10.1	Third Amendment to The Wendy’s 2010 Omnibus Award Plan.

10.2	Second Amendment to The Wendy’s 2020 Omnibus Award Plan.

10.3	Amendment to Awards Issued by The Wendy’s Company Under The Wendy’s Company 2020 Omnibus Award Plan.

10.4	Wendy’s International, LLC Executive Severance Pay Policy, as amended November 4, 2026.

10.5	Form of Nonqualified Stock Option Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan.

10.6	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan (Ratable Vesting).

10.7	Form of Restricted Stock Unit Award Agreement under The Wendy’s Company 2020 Omnibus Award Plan (Cliff Vesting).

99.1	Press Release issued by The Wendy’s Company, dated November 5, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2026

THE WENDY’S COMPANY

By:	/s/ Mark L. Johnson
Name:	Mark L. Johnson
Title:	Director - Corporate & Securities Counsel, and Assistant Secretary